                                                  Registration No. 333-_________

    As filed with the Securities and Exchange Commission on January 21, 2000



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                        SYBRON INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)



               WISCONSIN                                    22-2849508
    (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                     Identification No.)

      411 East Wisconsin Avenue
        Milwaukee, Wisconsin                                  53202
(Address of Principal Executive Offices)                    (Zip Code)

                                 ---------------
                        SYBRON INTERNATIONAL CORPORATION
                    1999 OUTSIDE DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plan)
                                 ---------------


        R. JEFFREY HARRIS
    Vice President - General                                 Copy to:
     Counsel and Secretary                              BRUCE C. DAVIDSON
Sybron International Corporation                       Quarles & Brady LLP
    411 East Wisconsin Avenue                       411 East Wisconsin Avenue
    Milwaukee, Wisconsin 53202                      Milwaukee, Wisconsin 53202

                     (Name and address of agent for service)

                                 (414) 274-6600
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED           PROPOSED
                                                                  MAXIMUM            MAXIMUM
                                             AMOUNT TO BE     OFFERING PRICE        AGGREGATE               AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED         REGISTERED          PER SHARE        OFFERING PRICE         REGISTRATION FEE
------------------------------------         ----------          ---------        --------------         ----------------
Common Stock, $0.01 par value per share      480,000 (1)         (2)(3)            $11,317,875 (2)          $2,987.92

(1) The Plan provides for the possible adjustment of the number, price and kind of shares covered by options granted or to be granted in the event of certain capital or other changes affecting the Registrant's Common Stock. This Registration Statement therefore covers, in addition to the above-stated 480,000 shares, an indeterminate number of shares that may become subject to the Plan by reason of any such adjustment.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon (a) the aggregate exercise price for the 84,000 shares underlying options granted on January 27, 1999 at $26.75 per share, and (b) $22.90625 per share for the remaining 396,000 shares, which is the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange Composite Tape on January 18, 2000, as reported in the Wall Street Journal.

(3) In accordance with the terms of the 1999 Outside Directors' Stock Option Plan, the actual offering price of each share of Registrant's Common Stock covered by an option shall be 100% of the Fair Market Value of such stock on the date the option is granted.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been previously filed by Sybron International Corporation (the "Registrant") (Commission File No. 1-11091) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "1934 Act") and are incorporated by reference:

     (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1999; and

     (b) the Registrant's Current Report on Form 8-K dated July 13, 1998 and the description of the Common Stock contained therein, which updates and supersedes the description of the Common Stock contained in the Registrant's Registration Statement on Form 8-B dated January 13, 1994.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable. See Item 3(b) above.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The Registrant is incorporated under the Wisconsin Business Corporation Law ("WBCL"). Under Section 180.0851(1) of the WBCL, the Registrant is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Registrant. In all other cases, the Registrant is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of the Registrant, unless it is determined that he or she breached or failed to perform a duty owed to the Registrant and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858 provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the

Registrant's Articles of Incorporation, Bylaws, any written agreement between the director or officer and the Registrant or a resolution of the Board of Directors or shareholders.

     Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to
180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

     Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

     Under Section 180.0833 of the WBCL, directors of the Registrant against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

     Article VIII of the Registrant's Bylaws contains provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL. Furthermore, certain officers of the Registrant are also officers of subsidiaries of the Registrant and, as a result, such officers may be entitled to indemnification pursuant to provisions of such subsidiaries' governing corporate laws, articles of incorporation and bylaws. The Registrant has also executed an indemnity agreement with each of its directors and certain of its officers which provides certain indemnity rights to such individuals.

     Directors and officers of the Registrant are covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.

ITEM 7. EXEMPTION FROM THE REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     See Exhibit Index following Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

                    Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Reference is made to the indemnification provisions described in Item 6 of this Registration Statement.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on January 21, 2000.

                                    SYBRON INTERNATIONAL CORPORATION


                                    By: /s/ R. JEFFREY HARRIS
                                       ----------------------------
                                            R. Jeffrey Harris
                                            Vice President - General Counsel
                                            and Secretary

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Kenneth F. Yontz, Dennis Brown and R. Jeffrey Harris, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

    Signature                                 Title
    ---------                                 -----
/s/ KENNETH F. YONTZ                       Chairman of the Board, President, Chief
--------------------------------           Executive Officer and Director (Principal
Kenneth F. Yontz                           Executive Officer of the Registrant)


/s/ DENNIS BROWN                           Vice President-Finance, Chief Financial
--------------------------------           Officer and Treasurer (Principal Financial
Dennis Brown                               Officer and Principal Accounting Officer
                                           of the Registrant)


/s/ DON H. DAVIS, JR.                      Director
--------------------------------
Don H. Davis, Jr.


/s/ CHRISTOPHER L. DOERR                   Director
--------------------------------
Christopher L. Doerr


/s/ ROBERT B. HAAS                         Director
--------------------------------
Robert B. Haas


                                           Director
--------------------------------
Thomas O. Hicks

    Signature                                 Title
    ---------                                 -----
/s/ WILLIAM U. PARFET                      Director
--------------------------------
William U. Parfet


/s/ JOE L. ROBY                            Director
--------------------------------
Joe L. Roby


/s/ RICHARD W. VIESER                      Director
--------------------------------
Richard W. Vieser


[FN]
_____________
*    Each of these signatures is affixed as of January 21, 2000.

                        SYBRON INTERNATIONAL CORPORATION
                               (THE "REGISTRANT")
                          (COMMISSION FILE NO. 1-11091)

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT

EXHIBIT                                                        INCORPORATED HEREIN                    FILED
NUMBER                 DESCRIPTION                               BY REFERENCE TO                     HEREWITH
------                 -----------                               ---------------                     --------
4.1            Restated Articles of                   Exhibits 4.1 to Registrant's Registration
               Incorporation of the Registrant        Statement on Form  S-8 (File No. 333-
                                                      47015)

4.2            Bylaws of the Registrant               Exhibit C to the 1994 Annual Meeting
                                                      Proxy Statement of Sybron Corporation
                                                      (the Registrant's predecessor) dated
                                                      December 17, 1993

5.1            Opinion of Counsel                                                                        X

23.1           Consent of KPMG LLP                                                                       X

23.2           Consent of Counsel                                                                    Contained
                                                                                                     in opinion
                                                                                                     filed as
                                                                                                     Exhibit 5.1

24.1           Powers of Attorney                                                                    Signatures
                                                                                                     page to this
                                                                                                     Registration
                                                                                                     Statement

99.1           1999 Outside Directors' Stock          Exhibit A to the Registrant's Proxy
               Option Plan                            Statement dated December 22, 1998 for
                                                      its Annual Meeting of Shareholders on
                                                      January 27, 1999






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